Exhibit 10.34
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
TRIDENT MICROSYSTEMS, INC.
Series [A/B/C] Warrant To Purchase Common Stock
Warrant No.:
Number of Shares of Common Stock: 1,000,000
Date of Issuance: May 14, 2009 (“Issuance Date”)
     Trident Microsystems, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Micronas Semiconductor Holding AG, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after           1 (the “Initial Exercise Date”) and on or prior to 5:30 p.m. New York time on the fifth anniversary of the Issuance Date (the “Expiration Date”) but not thereafter, one million (1,000,000) fully paid and nonassessable shares of Common Stock (the “Warrant Shares”).
     This Warrant is one of the Warrants to purchase Common Stock issued pursuant to Section 3.1 of that certain Purchase Agreement, dated as of March 31, 2009 by and between Trident Microsystems (Far East) Ltd., a direct or indirect wholly-owned subsidiary of the Company, and Micronas Semiconductor Holding AG (the “Seller”) referred to herein (the “Purchase Agreement”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined below.

[1]	As to the Series A, May 14, 2011; As to the Series B, May 14, 2012; As to the Series C, May 14, 2013.

     1. Definitions. As used herein, the following terms shall have the following respective meanings:
          (a) “Business Day” means any day except Saturday, Sunday or other day on which commercial banks in New York, New York are authorized to close by law.
          (b) The “Exercise Period” shall mean the period commencing on the Initial Exercise Date and ending on the Expiration Date, unless sooner terminated as provided below.
          (c) “Exercise Price” shall mean $          2 per Exercise Share, such Exercise Price to be adjusted from time to time as provided herein.
     2. Term. Subject to the provisions of Section 2 hereof, this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Initial Exercise Date as and prior to 5 p.m. New York time on the Expiration Date. If not exercised by the Expiration Date, this Warrant shall expire.
     3. Method of Exercise; Payment; Issuance of New Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time, or from time to time, during the Exercise Period, or if such day is not a Business Day, then on the next succeeding day that should be Business Day, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder), the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A) at the principal office of the Company and by the payment to the Company, either (i) by check or wire transfer of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased (the “Aggregate Exercise Price”), (ii) the surrender to the Company of securities of the Company having a market value equal to the Aggregate Exercise Price (or a portion thereof in the case of a partial exercise) of the Shares being purchased upon such exercise, or (iii) this Warrant (or a portion thereof in the case of a partial exercise) without the payment of the Aggregate Exercise Price as provided in clause (i) or (ii) above, together with a statement to the effect that Holder elects to receive the number of Shares receivable upon such exercise less the number of Shares having a market value equal to the Aggregate Exercise Price. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as possible and in any event within thirty (30) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such thirty-day period.

[2]	As to the Series A, $4.00 per share; As to the Series B, $4.25 per share, As to the Series C, $4.50 per share.

     4. Securities Fully Paid; Reservation of Shares. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.
     5. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
          5.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, the Holder of this Warrant shall have the right to exercise this Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a Holder of one share of Common Stock. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, mergers and transfers.
          5.2 Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted (in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise shall be proportionately increased; and in the case of a combination, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise proportionately decreased).
          5.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 5.1 and 5.2), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately increased.

     6. Compliance with Securities Laws.
          6.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for its account only.
          6.2 Securities Are Not Registered.
               (a) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
               (b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder has certain registration rights covering the Warrant Shares as is set forth in the Stockholder’s Agreement between the Company and the Seller (the “Stockholder Agreement”). The Company’s obligations to register the Warrant Shares under the Act, or to file a registration statement with the Securities and Exchange Commission, are only as set forth in such Stockholder Agreement and nothing set forth herein shall amend or supersede the rights and obligations of the parties under such Stockholder Agreement.
               (c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares of the Company’s Common Stock, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not at the date hereof been satisfied.
          6.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, other than in the case of sales made pursuant to the provisions of Rule 144, for which no opinion of counsel shall be required). The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:
                    (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;
                    (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
                    (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration under the Act or any applicable state securities laws; provided, however, that the provisions of this paragraph 6.3(iii) shall not apply to any sales pursuant to Rule 144.
          6.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.
          6.5 Legend. Upon issuance, the Shares shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
together with any legend required under applicable State securities laws.
          6.6 “Market Stand-Off” Agreement. Holder hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed 90 days) specified by the Company and an underwriter of common stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act with respect to such offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration.
     7. Transfer. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may only be offered for sale, sold, transferred or assigned, subject to applicable law and in compliance with the provisions of Section 6 above, pursuant to the terms and conditions of, and the ability of Holder to transfer any of its right, title and interest in and to this Warrant and the Warrant Shares is subject to and limited by, the terms and conditions of the Stockholder Agreement. Such sale, transfer or assignment may only be made with the consent of the Company, or as otherwise permitted under the terms of the Stockholder Agreement.
     8. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.
     9. No Stockholder Rights. No Holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     10. Modification and Waiver. Any term of this Warrant may be amended or waived only with the written consent of both the Company and the Holder. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed above and to Holder at the address listed above, or at such other address as the Company or Holder may designate by ten days advance written notice to the other parties hereto.
     12. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
     13. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity,

interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.
     14. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
     15. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TRIDENT MICROSYSTEMS, INC.
By:	/s/ SYLVIA SUMMERS COUDER
	Name:	Sylvia Summers Couder
	Title:	Chief Executive Officer and President

EXHIBIT A
NOTICE OF EXERCISE
TO: TRIDENT MICROSYSTEMS, INC.
The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Warrant Shares”) of Trident Microsystems, Inc., a corporation organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise. The Holder intends that payment of the Exercise Price shall be made as follows:
a “Cash Exercise” with respect to Warrant Shares, pursuant to which payment of the Exercise Price is included herewith by check or wire transfer in an amount equal to the Aggregate Exercise Price (or a portion thereof in the case of a partial exercise) of the Shares being purchased upon such exercise; and/or an exercise with respect to Warrant Shares, pursuant to which the Exercise Price is paid by surrender to the Company of securities of the Company having a market value equal to the Aggregate Exercise Price (or a portion thereof in the case of a partial exercise) of the Shares being purchased upon such exercise; and/or a “Cashless Exercise” with respect to Warrant Shares, pursuant to which this Warrant (or a portion thereof in the case of a partial exercise) is surrendered, without the payment of the Aggregate Exercise Price, together with a statement to the effect that Holder elects to receive the number of Shares receivable upon such exercise less the number of Shares having a market value equal to the Aggregate Exercise Price.
     2. Certificates. A certificate or certificates representing the Shares to be issued upon exercise of the Warrant pursuant to the election above shall be issued in the name of the Holder.
     3. New Warrant. A new Warrant for the unexercised portion of the attached Warrant shall be issued in the name of the Holder.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:
NOTICE:	The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or any change whatever.

ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)
     FOR VALUE RECEIVED, [          ] all of or [               ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                                  .

Dated:                                         ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or any change whatsoever.